UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2017

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

1-2385	THE DAYTON POWER AND LIGHT COMPANY	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
DPL Inc.	☐
The Dayton Power and Light Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

DPL Inc.	☐
The Dayton Power and Light Company	☐

Item 7.01 Regulation FD Disclosure.
On October 20, 2017, the Public Utilities Commission of Ohio (“PUCO”) issued an order (the “Order”) modifying and adopting the Amended Stipulation and Recommendation (the “Amended Settlement”) that The Dayton Power and Light Company (“DP&L”), a subsidiary of DPL Inc. (“DPL”), had entered into on March 13, 2017 with various intervening parties and the PUCO staff to establish DP&L’s third electric security plan (the “ESP").

The approved six-year ESP provides for or requires, among other items, the following:

•Bypassable standard offer energy rates for DP&L’s customers based on competitive bid auctions.

•A three-year non-bypassable Distribution Modernization Rider (the “DMR”) designed to collect $105 million in revenue per year to pay debt obligations at DPL and DP&L and position DP&L to modernize and/or maintain its transmission and distribution infrastructure, with an option for DP&L to file for an extension of the rider for an additional two years in an amount to be subsequently approved by the PUCO.

•A non-bypassable Distribution Investment Rider to recover incremental distribution capital investments, the amount of which will be established in a separate DP&L distribution rate case.

•A non-bypassable Reconciliation Rider permitting DP&L to defer, recover or credit the net of proceeds from selling energy and capacity received as part of DP&L’s investment in the Ohio Valley Electric Corporation (“OVEC”) and its OVEC related costs.

•DPL to commence a sale process to sell DPL’s ownership interests in the following coal-fired generating plants to a third party, and for all sale proceeds from these units to be used to pay debt of DPL and DP&L: (i) Zimmer – Unit 1, (ii) Miami Fort – Units 7 and 8; and (iii) Conesville – Unit 4.

•Restrictions on DPL making dividend payments to its parent company, the AES Corporation ("AES") or its subsidiary, AES Ohio Generation, LLC, during the term of the ESP and on making tax-sharing payments to AES during the term of the DMR, and an obligation to convert existing tax payments owed by DPL to AES, and similar tax payments that accrue during the term of the DMR, into equity investments in DPL.

•The threshold for DP&L’s Significantly Excessive Earnings Test (the "SEET"), which measures DP&L’s earnings to determine whether there have been significantly excessive earnings during a given calendar year, to continue to be 12% during the term of the ESP and to exclude DMR amounts from the SEET calculation.

•DP&L to implement a Smart Grid Rider, Economic Development Rider, Economic Development Fund, Regulatory Compliance Rider and certain other new, or changes to existing, rates, riders and competitive retail market enhancements, with tariffs consistent with the Order to be effective November 1, 2017.

DP&L’s ESP docket, which includes copies of the Order and the Amended Settlement, is available at the website of the PUCO at www.puco.ohio.gov by searching Case No. 16-0395-EL-SSO. The information on the website of the PUCO is not incorporated herein.

Forward-Looking Statements
This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, but are not limited to, the occurrence or timing of generating plant operations, transfers, or sales and other events contemplated by or related to the Order or the Amended Settlement, strategic objectives, business prospects, anticipated economic performance and financial condition, management’s expectations and other similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions. These assumptions include, but are not limited to, timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued normal levels of operating performance and electricity volume at distribution companies and operational performance at generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2016 Annual Report on Form 10-K. Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of DPL or DP&L’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: October 23, 2017	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

The Dayton Power and Light Company

Date: October 23, 2017	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary

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